SECURITIES AND EXCHANGE COMMISSION

		     Washington, D.C.  20549




			    FORM 8-K

			 CURRENT REPORT




	     Pursuant to Section 13 or 15(d) of the
		 Securities Exchange Act of 1934


		Date of Report:  July 6, 1994




		PACIFIC GAS AND ELECTRIC COMPANY
     (Exact name of registrant as specified in its charter)



California                    1-2348              94-0742640

(State or other juris-      (Commission         (IRS Employer
diction of incorporation)   File Number)   Identification Number)

77 Beale Street, P.O.Box 770000, San Francisco, California 94177
       (Address of principal executive offices) (Zip Code)








Registrant's telephone number, including area code:(415) 973-7000














Item 5.  Other Events

A.      Restructuring of Gas Supply Arrangements - Recovery of
	Interstate Transportation Demand Charges

Pursuant to Federal Energy Regulatory Commission (FERC) rules on capacity relinquishment and release and the California Public Utilities Commission's (CPUC) capacity brokering program, the Company makes available for brokering all its interstate pipeline capacity not needed for core or core subscription service. The Company began brokering its capacity on the El Paso Natural Gas Company (El Paso) and Pacific Gas Transmission Company (PGT) systems effective August 1, 1993 and November 1, 1993, respectively.

Interstate transportation service which cannot be marketed at the full rates results in unrecovered demand charges. Under the CPUC brokering rules, the CPUC has authorized the use of an Interstate Transition Cost Surcharge (ITCS) balancing account for unrecovered demand charges associated with interstate pipeline obligations in existence at the time the decision creating the ITCS was issued in November 1991. To the extent the Company is unable to broker its firm interstate capacity above core and core subscription reservations at the full as-billed rate, or to broker such capacity at all, the Company has been authorized to accumulate unrecovered demand charges for firm transportation service from El Paso and PGT in the ITCS account for later review and allocation among customer classes. The firm transportation demand charges associated with the Company's firm capacity on El Paso and PGT are approximately $130 million per year and $50 million per year, respectively.

The Company has not succeeded in marketing its firm El Paso or PGT capacity above the core and core subscription reservations at the full cost of the capacity, nor has the Company been able to market all the El Paso and PGT capacity it has made available for brokering. Accordingly, pursuant to the CPUC's ITCS mechanism, the Company is accumulating unrecovered demand charges for EL Paso and PGT capacity in the ITCS.

On June 27, 1994, the Company filed an application seeking recovery of $60.7 million, which represents revenue requirement for the estimated amount accrued in the ITCS account for the period August 1, 1993, through August 31, 1994. The Company's application seeks to have the $60.7 million recovered in non-core rates over a twelve month period beginning September 1, 1994. The application allocates ITCS costs to all non-core customers, including those taking service under discounted rates, and all customers' volumes are included for cost allocation purposes. The CPUC has indicated that if a rate discount results in a shortfall in recovery of ITCS costs contained in the otherwise applicable tariff rate, the Company will not recover those ITCS costs from other customers.


B.      Diablo Canyon Nuclear Power Plant - Nuclear Fuel Supply and
	Disposal

Under the Nuclear Waste Policy Act of 1982 (the Act), the United States Department of Energy (DOE) is responsible for the transportation and ultimate long-term disposal of spent nuclear fuel and high-level nuclear waste. Under the Act, utilities are required to provide interim storage facilities until permanent disposal facilities are provided by the federal government. The Act mandates that one or more such permanent disposal sites be in operation by 1998 and states that the DOE will begin to dispose of high level nuclear waste and spent nuclear fuel not later than January 31, 1998.

In May 1994, the DOE published for public comment a Notice of Inquiry regarding the issue of the DOE's obligations under the Act. The Notice stated that it was DOE's preliminary view that it had no statutory obligation to begin accepting spent nuclear fuel by the 1998 deadline, absent the availability of an operational disposal facility or other facility for the storage of spent nuclear fuel.

On June 20, 1994, the Company joined 13 other utilities in filing a lawsuit in the U.S. Court of Appeals for the District of Columbia Circuit, seeking declaratory and injunctive relief regarding the DOE's statutory obligation to begin accepting spent nuclear fuel from utilities no later than January 31, 1998. The lawsuit asks the Court to find that the DOE's obligation is not conditioned on whether the DOE has an operating disposal facility available, and to order the DOE to submit to the court a program for meeting the 1998 deadline, along with such other relief as may be appropriate. A similar lawsuit was filed at the same time in the same court by state attorney generals and public utility commissions from 20 states, including California.

Although the Act mandates that one or more permanent disposal sites be in operation by 1998, the DOE has previously indicated that such sites may not be in operation until 2010. DOE is also considering providing interim storage in a monitored retrievable storage facility earlier than 2010. However, under DOE's current estimated acceptance schedule for spent fuel, spent fuel from the Company's Diablo Canyon Nuclear Power Plant (Diablo Canyon) is not likely to be accepted by DOE for interim or permanent storage before 2011, at the earliest. At the projected level of operation for the Company's Diablo Canyon Nuclear Power Plant (Diablo Canyon), the Company's facilities are sufficient to store on-site all spent fuel produced through approximately 2006 while maintaining the capability for a full-core off-load. In the event an interim or permanent DOE storage or disposal facility is not available for Diablo Canyon's spent fuel by 2007, the Company is examining options for providing additional temporary spent fuel storage at Diablo Canyon or other facilities, pending disposal or storage at a DOE facility. Such additional temporary spent fuel storage may be necessary in order for the Company to continue operating Diablo Canyon beyond approximately 2006, and may require approval by the NRC and other regulatory agencies.


C.      Acquisition by PG&E Enterprises/Bechtel Enterprise

On July 5, 1994, the Company and Bechtel Group, Inc. (Bechtel) announced that U.S. Generating Co. (USGen) and J. Makowski Co., Inc. (JMC) have concluded an agreement for the purchase of all of JMC by PG&E Enterprises (Enterprises) and Bechtel Enterprises, Inc. the unregulated and development/financing units of the Company and Bechtel, respectively.

JMC is engaged in the development of natural gas-fueled power generation projects and natural gas distribution, supply and underground storage projects. The purchase, in the range of approximately $250 million to $300 million, is expected to be completed in two to four months, subject to the satisfaction of customary closing conditions.

USGen was formed as a general partnership in 1989 by Enterprises, the non-utility subsidiary of the Company, and Bechtel Enterprises, Inc. the development, ownership and financing unit of Bechtel.
USGen has ownership and management interests in independent power projects throughout the United States, and provides electricity to utilities and steam to industrial firms under a variety of long-term contracts.






















			     SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


			      PACIFIC GAS AND ELECTRIC COMPANY



				 GORDON R. SMITH
			      By ________________________________

				 GORDON R. SMITH
				 Vice President and
				 Chief Financial Officer


Dated:  July 6, 1994